Name of Registrant:
Franklin Federal Tax- Free Income Fund
File No. 811-03395

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

Franklin Federal Tax-Free Income Fund
Meeting of Shareholders, March 21, 2007 and reconvened on April
11, 2007
and May 4, 2007

A Special Meeting of Shareholders of the Fund was held at the Fund's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and
May 4, 2007. The purpose of the meeting was to elect Directors of the Fund and to vote on the following Proposals and Sub-Proposals: to amend the By-laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten (10); to approve an Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust; to approve amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals); and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Directors of the Fund:
Harris J. Ashton,Robert F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D.Thompson and John B. Wilson. Charles B. Johnson and Gregory E.
Johnson were elected by the shareholders to serve as Interested Directors. Shareholders also approved the amendment to the By-laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten
(10), the Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals) and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting. The results of the voting at the meeting are as follows:

Proposal 1. To amend the By-laws to provide that the
authorized number of directors shall not be less than five
(5) nor more than ten (10):
				% of 		% of
				Outstanding	 Voted
		Shares Voted 	Shares 		Shares

For . . . . . .366,237,467.708	60.931% 	94.572%
Against . . . . .8,781,232.285	 1.461%		 2.268%
Abstain . . . . 12,237,831.083	 2.036%		 3.160%
Broker Non-votes 	 0.000	 0.000%		 0.000%
Total . . . . .387,256,531.076 	64.428%		100.000%

Proposal 2. The election of Directors:
% of % of % of % of
Outstanding Voted Outstanding Voted
Name For Shares Shares Withheld Shares Shares
Harris J. Ashton . . . . . . . . . . 376,229,525.078 62.594%
97.153% 11,027,005.998 1.834% 2.847%
Robert F. Carlson . . . . . . . . . 376,268,679.054 62.600%
97.163% 10,987,852.022 1.828% 2.837%
Sam L. Ginn . . . . . . . . . . . . . 376,287,981.401 62.603%
97.168% 10,968,549.675 1.825% 2.832%
Edith E. Holiday . . . . . . . . . . 376,381,998.096 62.619%
97.192% 10,874,532.980 1.809% 2.808%
Frank W. T. LaHaye . . . . . . . . 376,041,067.203 62.562%
97.104% 11,215,463.873 1.866% 2.896%
Frank A. Olson . . . . . . . . . . . 376,037,540.022 62.562%
97.103% 11,218,991.054 1.866% 2.897%
Larry D. Thompson . . . . . . . . 376,560,462.428 62.649% 97.238%
10,696,068.648 1.779% 2.762%
John B. Wilson . . . . . . . . . . . 376,591,077.938 62.654%
97.246% 10,665,453.138 1.774% 2.754%
Charles B. Johnson . . . . . . . . 373,595,541.145 62.155%
96.472% 13,660,989.931 2.273% 3.528%
Gregory E. Johnson . . . . . . . . 376,373,773.377 62.618%
97.190% 10,882,757.699 1.810% 2.810%

Proposal 3. To approve an Agreement of Merger that provides for the reorganization of the
Fund into a Delaware statutory trust:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 308,201,794.651 51.276%
74.514%
Against . . . . . . . . . . . . . 11,890,957.670 1.978% 2.875%
Abstain . . . . . . . . . . . . . 22,527,365.187 3.748% 5.446%
Broker Non-votes . . . . . . 70,997,059.000 11.812% 17.165%
Total . . . . . . . . . . . . . . . 413,617,176.508 68.814%
100.000%

Proposal 4. To approve amendments to certain of the Fund's fundamental investment restrictions
(includes eight (8) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction
regarding borrowing:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 267,450,866.832 44.496%
69.063%
Against . . . . . . . . . . . . . 16,475,721.349 2.741% 4.254%
Abstain . . . . . . . . . . . . . 20,118,446.895 3.347% 5.196%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

 (b) To amend the Fund's fundamental investment restriction regarding underwriting:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 269,224,356.240 44.791%
69.521%
Against . . . . . . . . . . . . . 14,497,577.488 2.412% 3.744%
Abstain . . . . . . . . . . . . . 20,323,101.348 3.381% 5.248%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

(c) To amend the Fund's fundamental investment restriction
regarding lending:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 267,562,173.402 44.515%
69.092%
Against . . . . . . . . . . . . . 16,277,622.307 2.708% 4.203%
Abstain . . . . . . . . . . . . . 20,205,239.367 3.361% 5.218%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 269,239,954.451 44.794%
69.525%
Against . . . . . . . . . . . . . 15,570,199.815 2.590% 4.021%
Abstain . . . . . . . . . . . . . 19,234,880.810 3.200% 4.967%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

(e) To amend the Fund's fundamental investment restriction
regarding investments
in commodities:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 266,967,879.552 44.416%
68.939%
Against . . . . . . . . . . . . . 17,231,455.266 2.866% 4.450%
Abstain . . . . . . . . . . . . . 19,845,700.258 3.302% 5.124%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

 (f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 269,187,292.002 44.785%
69.512%
Against . . . . . . . . . . . . . 14,855,431.429 2.471% 3.836%
Abstain . . . . . . . . . . . . . 20,002,311.645 3.328% 5.165%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

(g) To amend the Fund's fundamental investment restriction regarding industry concentration:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 269,997,639.810 44.920%
69.721%
Against . . . . . . . . . . . . . 14,397,298.606 2.395% 3.717%
Abstain . . . . . . . . . . . . . 19,650,096.660 3.269% 5.075%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 272,259,347.398 45.296%
70.305%
Against . . . . . . . . . . . . . 12,662,494.821 2.107% 3.269%
Abstain . . . . . . . . . . . . . 19,123,192.857 3.181% 4.939%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%

Proposal 5. To approve the elimination of certain of the Fund's fundamental
investment restrictions:
% of % of
Outstanding Voted
Shares Voted Shares Shares
For . . . . . . . . . . . . . . . . 264,790,153.970 44.053%
68.376%
Against . . . . . . . . . . . . . 18,459,950.808 3.072% 4.767%
Abstain . . . . . . . . . . . . . 20,794,930.298 3.459% 5.370%
Broker Non-votes . . . . . . 83,211,496.000 13.844% 21.487%
Total . . . . . . . . . . . . . . . 387,256,531.076 64.428%
100.000%